UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 23, 2020, the Board of Directors of Broadstone Net Lease, Inc. (the “Company”), approved the Second Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”), effective immediately.  The Bylaws contain revisions: (i) converting the required vote for the election of directors by the Company’s stockholders from a plurality vote to a majority vote, and related conforming changes; (ii) allowing for the removal of a director, with or without cause, upon the affirmative vote of a majority of the Company’s outstanding shares (the “Shares”); (iii) allowing stockholders to amend the Bylaws upon the affirmative vote of a majority of outstanding Shares; (iv) requiring the Company to obtain stockholder approval prior to entering into a stockholder rights plan unless such plan is set to expire within 12 months of adoption; (v) minor revisions to various provisions governing stockholder and board meetings, including allowing the Company to hold “virtual meetings” of its stockholders; and (vi) additional minor and cosmetic revisions.

Additionally, the Bylaws contain various conforming changes to reflect the internalization of the Company’s management functions, as previously announced in the Company’s SEC filings.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to a copy of the Bylaws, filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.
/s/ John D. Moragne

Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: March 25, 2020